EXHIBIT 16.1

October 12, 2022

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re: Biostage, Inc.

Dear Sir or Madam:

We have received a copy of the Form 8-K of Biostage, Inc. to be filed with Securities and Exchange Commission on October 12, 2022, and are in agreement with, the statements being made as they pertain to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in the Form 8-K.

Sincerely,

/s/ Wei, Wei & Co., LLP

Flushing, New York